                                                             Exhibit 99.(i)(iii)
[FORM OF]
                                   AMENDMENT 9
                                     to the
                        ADMINISTRATIVE SERVICES AGREEMENT
                                      among
       The Investment Companies comprising the Lord Abbett Family of Funds
     (each, a "Fund" or collectively, the "Funds") as set forth on Exhibit 1
                                       and
                     Lord, Abbett & Co. LLC ("Lord Abbett")

     WHEREAS, the Investment Companies named on Exhibit 1 and Lord Abbett entered into an Administrative Services Agreement dated December 12, 2002, as may be amended from time to time (the "Agreement");

     WHEREAS, Section 9 of the Agreement provides for the addition to the Agreement of new funds created in the Lord Abbett Family of Funds where such funds wish to engage Lord Abbett to perform Administrative Services under the Agreement;

     WHEREAS, the Funds and Lord Abbett desire to further amend the Agreement to include an additional fund;

     NOW THEREFORE, in consideration of the mutual covenants and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

     1. The Agreement is hereby amended to add the following fund to Exhibit 1 of the Agreement:

          Lord Abbett Securities Trust
                -Lord Abbett Value Opportunities Fund

     2.   The Agreement shall remain the same in all other respects.

     3.   The Amendment is effective as of the 20th day of December, 2005.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative.

                                      On behalf of each of the Lord Abbett Funds listed on Exhibit 1 Attached hereto

                                      By:
                                           --------------------------------
                                           Joan A. Binstock
                                           Chief Financial Officer


     Attested:


     ------------------------------------
     Christina T. Simmons
     Vice President & Assistant Secretary


                                      LORD, ABBETT & CO. LLC

                                      By:
                                           -------------------------------
                                           Robert S. Dow
                                           Managing Member


     Attested:


     ------------------------------------
     Lawrence H. Kaplan
     Member, General Counsel

                   EXHIBIT 1 (AMENDED AS OF DECEMBER 20, 2005)
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT

The following funds comprise the Lord Abbett Family of Funds:

Lord Abbett Affiliated Fund, Inc.
Lord Abbett Blend Trust
     Lord Abbett Small-Cap Blend Fund
Lord Abbett Bond-Debenture Fund, Inc.
Lord Abbett Developing Growth Fund, Inc.
Lord Abbett Global Fund, Inc.
     Equity Series
     Income Series
Lord Abbett Investment Trust
     Balanced Series
     Lord Abbett Core Fixed Income Fund
     Lord Abbett High Yield Fund
     Lord Abbett Limited Duration U.S. Government & Government Sponsored
         Enterprises Fund
     Lord Abbett Total Return Fund
     Lord Abbett U.S. Government & Government Sponsored Enterprises Fund Lord Abbett Convertible Fund
     Lord Abbett Income Strategy Fund
     Lord Abbett World Growth & Income Strategy Fund
Lord Abbett Large-Cap Growth Fund
Lord Abbett Mid-Cap Value Fund, Inc.
Lord Abbett Research Fund, Inc.
     Lord Abbett America's Value Fund
     Lord Abbett Growth Opportunities Fund
     Lord Abbett Large-Cap Core Fund
     Small-Cap Value Series
Lord Abbett Securities Trust
     Alpha Series
     Lord Abbett All Value Fund
     Lord Abbett International Opportunities Fund
     Lord Abbett Micro-Cap Growth Fund
     Lord Abbett Micro-Cap Value Fund
     Lord Abbett Large-Cap Value Fund
     Lord Abbett International Core Equity Fund
     Lord Abbett Value Opportunities Fund
Lord Abbett Series Fund, Inc.
     All Value Portfolio
     America's Value Portfolio
     Bond-Debenture Portfolio
     Growth and Income Portfolio

     Growth Opportunities Portfolio
     International Portfolio
     Mid-Cap Value Portfolio
     Large-Cap Core Portfolio
Lord Abbett Municipal Income Fund, Inc.
     Lord Abbett California Tax-Free Income Fund
     Lord Abbett Connecticut Tax-Free Income Fund
     Lord Abbett Hawaii Tax-Free Income Fund
     Lord Abbett Minnesota Tax-Free Income Fund
     Lord Abbett Missouri Tax-Free Income Fund
     Lord Abbett National Tax-Free Income Fund
     Lord Abbett New Jersey Tax-Free Income Fund
     Lord Abbett New York Tax-Free Income Fund
     Lord Abbett Texas Tax-Free Income Fund
     Lord Abbett Washington Tax-Free Income Fund
Lord Abbett Municipal Income Trust
     Florida Series
     Georgia Series
     Michigan Series
     Pennsylvania Series
     Lord Abbett Insured Intermediate Tax-Free Fund
     Lord Abbett High Yield Municipal Bond Fund
Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market
   Fund, Inc.